Exhibit 10.1

Execution Version

AMENDMENT No. 2, dated as of October 8, 2015 (this “Amendment”), to the Credit Agreement dated as of April 6, 2012, among THE CONTAINER STORE, INC., a Texas corporation (the “Borrower”), the Guarantors party thereto, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent, and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

WHEREAS, the Borrower desires to amend the Credit Agreement to, among other things, extend the Initial Maturity Date and to increase the Commitments under the Credit Agreement, in each case, on the terms set forth herein; and

WHEREAS, Section 11.01 of the Credit Agreement provides that the relevant Loan Parties and the Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                Amendments.  The Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as defined below), hereby amended as follows:

(a)                               Additional Definitions.  Section 1.01 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of October 8, 2015, by and among the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the

LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Other Connection Taxes” means, with respect to any Agents, any Lender, each L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of the Amendment No. 2 Effective Date, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

(b)                              Amended Definitions.  The following definitions contained in Section 1.01 of the Credit Agreement are hereby amended as follows:

(i)                The following definitions are hereby amended and restated in their entirety to read in full as follows:

“Aggregate Commitments” means, at any time, the sum of the Commitments of all the Lenders at such time.  As of the Amendment No. 2 Effective Date, the Aggregate Commitments are $100.0 million.

“Applicable Margin” means, with respect to any LIBO Rate Loan from and after the Amendment No. 2 Effective Date, 1.25% and, with respect to any Base Rate Loan from and after the Amendment No. 2 Effective Date, 0.25%.

“Change of Control” means an event or series of events by which:

(a)                                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan that in each case is not acting in concert with another Person) other than the Sponsor, Affiliates of the Sponsor (other than any portfolio company thereof) and the Management Stockholders (collectively, the “Permitted Holders”) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of the greater of (x) 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right) and (y) a percentage that is greater than the percentage of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings that is then beneficially owned by the Permitted Holders; or

(b)                                                Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower; or

(c)                                                 a “change of control” or any comparable term under, and as defined in, the Term Loan Documents or any other instrument, document or agreement governing Material Indebtedness shall have occurred, in any case that gives the holders thereof the right to require Holdings or any of its Subsidiaries to repurchase, offer to repurchase or immediately repay such Indebtedness.

“Excluded Taxes” means, with respect to the Agents, any Lender, each L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any U.S. federal withholding tax to the extent imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01; (c) taxes attributable to a recipient’s failure to comply with Section 3.01(g), (h) or (i) and (d) any tax imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Fee Letter” means, collectively (a) the letter agreement, dated March 21, 2012, among the Borrower, J.P. Morgan Securities LLC, JPMCB, Wells Fargo Bank, National Association and Wells Fargo Capital Finance, LLC, and (b) the amended and restated letter agreement, dated October 8, 2015, between the Borrower and JPMCB (the “Agent Fee Letter”), as such letter agreements may from time to time be amended.

“Incremental Amount” means, at any time, the excess, if any, of (a) $50.0 million over (b) the aggregate amount of all Incremental Commitments established prior to such time pursuant to Section 2.15.

“Initial Maturity Date” means the earlier of (a) October 8, 2020 and (b) January 6, 2019 if any portion of the Term Obligations remains outstanding on such date which has not been refinanced with (i) Permitted Refinancing Indebtedness with a final maturity date that is no earlier than ninety (90) days after the date in clause (a) of this definition of “Initial Maturity Date” or (ii) Subordinated Indebtedness.

“Letter of Credit Sublimit” means an amount equal to $40.0 million.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.  A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Borrower’s option, less than) the Aggregate Commitments.

“LIBO Rate” means, with respect to any LIBO Rate Loan for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on either of such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, (x) if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 3.03 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided further, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Liquidity Event” means that Excess Availability is less than $10.0 million for five (5) consecutive Business Days.

“Monthly Financial Statement Delivery Period” means each period commencing on any day on which Excess Availability is less than $17.5 million and ending on the first day thereafter that follows 60 consecutive days on which Excess Availability was greater than or equal to $17.5 million.

“Permitted Investor” means any Fee Recipient that, with respect to all payments of fees (however denominated) to be paid under this Agreement or any other Loan Document, is entitled to a complete exemption from United States Federal withholding tax at the time such Person becomes a party to this Agreement (and absent a subsequent change in law, at all times thereafter); provided that any Person claiming an exemption with respect to fees pursuant to Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (directly or indirectly through Internal Revenue Service Form W-8IMY) will not be a Permitted Investor unless such exemption is based on the “business profits” or “other income” articles of a tax treaty to which the United States is a party; and provided further that a Person shall not be a Permitted Investor unless it provides the Borrower and the Administrative Agent with one or more executed original copies (as requested by the Borrower or the Administrative Agent) of Internal Revenue Service Form W-9 (or its successor form) or the applicable Internal Revenue Service Form W-8 (or its successor form)  no later than the date such Person becomes a party.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $15.0 million and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

(ii)            The definition of “Consolidated EBITDA” is hereby amended as follows:

(A)                    Each reference to “$5.0 million” in clauses (xi) and (xii) of such definition shall be replaced with a reference to “$8.0 million”; and

(B)                     The reference to “$10.0 million” in clause (xvi) of such definition shall be replaced with a reference to “$20.0 million”.

(iii)              The definition of “Eligible Inventory” is hereby amended by replacing the reference to “$1.0 million” in clause (c) of the items not included in Eligible Inventory with a reference to “$2.0 million”.

(c)                               Amendment to Section 2.03(a) of the Credit Agreement.  Clause (a) of Section 2.03 of the Credit Agreement is hereby amended by adding the following sentence at the end of Section 2.03:

Notwithstanding anything herein to the contrary, an L/C Issuer shall have no obligation hereunder to issue, and shall not issue, any

Letter of Credit, the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(d)                             Amendment to Section 2.03(a)(iii)(A) of the Credit Agreement.  Subclause (a)(iii)(A) of Section 2.03 of the Credit Agreement is hereby amended by adding the following proviso immediately before the semi-colon at the end of Section 2.03(a)(iii)(A):

; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Closing Date for purposes of this clause (a)(iii)(A), regardless of the date enacted, adopted, issued or implemented

(e)                               Amendment to Section 2.09(a) of the Credit Agreement.  Clause (a) of Section 2.09 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a)                                                 Commitment Fee.           The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to a percentage per annum determined from the following grid (the “Commitment Fee Rate”) using the Consolidated Leverage Ratio for the Measurement Period most recently ended, times the actual daily amount by which the then Aggregate Commitments exceed the sum of (i) the principal amount of Loans (including Swing Line Loans), then outstanding, and (ii) the then L/C Credit Extensions; provided, however, that in the event that any financial statement or Compliance Certificate delivered in connection with Section 6.01(a) or (b) is shown to be inaccurate during the term of this Agreement (regardless of whether the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Commitment Fee Rate for any period (an “Applicable Period”) than the Commitment Fee Rate applied for such Applicable Period, and only in such case, then the Borrower shall promptly, but in any event within fifteen (15) Business Days, (a) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (b) determine the Commitment Fee Rate for such Applicable Period based upon the corrected Compliance Certificate, and (c) promptly, but in any event within fifteen (15) Business Days, pay to the Administrative Agent the additional Commitment Fee owing as a result of such increased Commitment Fee Rate for such Applicable Period.  The preceding sentence is in addition to all other rights of the Administrative Agent and Lenders provided for under this Agreement. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the Amendment No. 2 Effective Date, and on the last day of the Availability Period.

Consolidated Leverage Ratio	Commitment Fee Rate
Greater than 3.0x	0.25%
Less than or equal to 3.0x	0.20%

(f)                                Amendment to Section 2.15(c) of the Credit Agreement.  Clause (c) of Section 2.15 of the Credit Agreement is hereby amended by renumbering sub-clause “(v)” of such clause as sub-clause “(vi)” and inserting a new sub-clause “(v)” to read in full as follows:

(v) the Borrower, the Administrative Agent and the Term Agent (as defined in the Intercreditor Agreement) have executed and delivered an amendment to the Intercreditor Agreement whereby the capped dollar limitation on the ABL Obligations (as defined in the Intercreditor Agreement) comprising the aggregate principal amount of outstanding loans or letter of credit reimbursement obligations owing under this Agreement is amended to increase such limitation to an amount no less than the Aggregate Commitments (after giving effect to such Incremental Commitment)

(g)                              Amendment to Section 3.01(g) of the Credit Agreement.  Clause (g) of Section 3.01 is hereby amended and restated in its entirety to read in full as follows:

(g)                                                Status of Foreign Lenders.  To the extent it is legally entitled to do so, any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Loan Parties (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Loan Parties or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Loan Parties or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Loan Parties or the Administrative Agent as will enable the Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in this Section 3.01(g)(i)-(iv), Section 3.01(h) and Section 3.01(i) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.01(g), Section 3.01(h) or Section 3.01(i)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent that it is legally unable to do so.

Without limiting the generality of the foregoing, any Foreign Lender, to the extent it is legally entitled to do so, shall deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Loan Parties or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                                    duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)                                                duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)                          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable),

(iv)                          to the extent a Foreign Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-3 or Exhibit M-4, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 on behalf of each such direct and indirect partner, or

(v)                              two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

(h)                              Amendment to Section 3.01(j) of the Credit Agreement.  Clause (j) of Section 3.01 is hereby amended and restated in its entirety to read in full as follows:

(j)                                  Treatment of Certain Refunds.  If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the applicable Loan Party or with respect to which the applicable Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (j) the payment of which would place the Administrative Agent or the Lender in a less favorable net after-Tax position than the Administrative Agent or the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

(i)                                  Amendment to Section 3.04(a)(ii) of the Credit Agreement.  Sub-clause (ii) of clause (a) of Section 3.04 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(ii)                              subject any Lender to any Taxes (other than (A) Indemnified Taxes covered in Section 3.01, (B) taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or on its deposits, reserves, other liabilities or capital attributable thereto; or

(j)                                  New Section 5.23 of the Credit Agreement.       The Credit Agreement is hereby amended to add the following new Section 5.23 which shall read in its entirety as follows:

Section 5.23                Anti-Corruption Laws and Sanctions.                                               Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Loan Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   No

Borrowing or Letter of Credit, use of proceeds, or transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

(k)                              Amendment to Section 6.03(e) of the Credit Agreement.  Clause (e) of Section 6.03 of the Credit Agreement is hereby amended by replacing the reference to “$5.0 million” in such clause with a reference to “$10.0 million”.

(l)                                  Amendment to Section 6.07(d) of the Credit Agreement.  Clause (d) of Section 6.07 of the Credit Agreement is hereby amended by replacing each reference to “$5.0 million” in such clause with a reference to “$10.0 million”.

(m)                          Amendment to Section 6.10(b) of the Credit Agreement.  Clause (b) of Section 6.10 of the Credit Agreement is hereby amended by amending and restating the proviso at the end of the third sentence in Section 6.10(b) as follows:

provided that, from and after the Amendment No. 2 Effective Date, as long as average monthly Excess Availability is greater than $17.5 million and no Event of Default exists, the Administrative Agent may conduct no more than one collateral field examination and one inventory appraisal in any twelve month period at the Loan Parties’ expense.

(n)                              Amendment to Section 6.11 of the Credit Agreement.  Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

6.11                    Use of Proceeds.                                   Use the proceeds of the Credit Extensions to provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries, including the refinancing of existing indebtedness. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers and employees shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(o)                              Amendment to Section 7.01(s) of the Credit Agreement.  Clause (s) of Section 7.01 of the Credit Agreement is hereby amended by replacing the reference to “$15.0 million” in such clause with a reference to “$20.0 million”.

(p)                              Amendments to Section 7.02 of the Credit Agreement.  Section 7.02 of the Credit Agreement is hereby amended as follows:

(i)                                  Each reference to “$35.0 million” in clauses (g) and (k) of Section 7.02 shall be replaced with a reference to “$50.0 million”;

(ii)                              The reference to “$65.0 million” in clause (l) of Section 7.02 shall be replaced with a reference to “$75.0 million”; and

(iii)                          The reference to “$10.0 million” in clause (m) of Section 7.02 shall be replaced with a reference to “$20.0 million”.

(q)                              Amendments to Section 7.03 of the Credit Agreement.  Section 7.03 of the Credit Agreement is hereby amended as follows:

(i)                                  The reference to “(x) $25.0 million” in subclause (c)(iv) of Section 7.03 shall be replaced with a reference to “(x) $30.0 million”;

(ii)                              Each reference to “$10.0 million” in subclauses (c)(iv)(1) and (c)(iv)(2) of Section 7.03 shall be replaced with a reference to “$15.0 million”;

(iii)                          The reference to “$25.0 million” in subclause (h)(ii) of Section 7.03 shall be replaced with a reference to “$35.0 million” and a closed parenthesis shall be added immediately prior to the semi-colon at the end of subclause (h)(ii);

(iv)                          The reference to “$10.0 million” in clause (l) of Section 7.03 shall be replaced with a reference to “$15.0 million”; and

(v)                              The reference to “$25.0 million” in clause (l) of Section 7.03 shall be replaced with a reference to “$30.0 million”.

(r)                                 Amendment to Section 7.05(h) of the Credit Agreement.  Clause (h) of Section 7.05 of the Credit Agreement is hereby amended by replacing the reference to “$10.0 million” in Section 7.05 with a reference to “$20.0 million” and by replacing the reference to “$5.0 million” in Section 7.05 with a reference to “$10.0 million”.

(s)                                Amendment to Section 7.06(d) of the Credit Agreement.  Clause (d) of Section 7.06 of the Credit Agreement is hereby amended by replacing the reference to “$2.5 million” in Section 7.06 with a reference to “$5.0 million”.

(t)                                 Amendment to Section 7.06(e) of the Credit Agreement.  Clause (e) of Section 7.06 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(e)                               so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower and each of its

Restricted Subsidiaries may make other Restricted Payments at any time if, after giving effect to such Restricted Payments on a Pro Forma Basis, (i) Excess Availability exceeds $15.0 million or (ii) (x) Excess Availability exceeds $12.5 million and (y) the Consolidated Fixed Charge Coverage Ratio as of the last day of the most recently ended Fiscal Quarter would be not less than 1.10:1.00;

(u)                              Amendments to Section 8.01 of the Credit Agreement. Clauses (f) and (i) of Section 8.01 of the Credit Agreement are hereby amended by replacing each reference to “$10.0 million” with a reference to “$20.0 million”.

(a)                               Amendment to Section 11.06(b)(iv) of the Credit Agreement.  The second sentence of clause (b)(iv) of Section 11.06 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any Tax forms required by Section 3.01(g), Section 3.01(h) or Section 3.01(i);

(b)                              Amendment to Section 11.06(d) of the Credit Agreement.  The third sentence of clause (d) of Section 11.06 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 (provided such Participant agrees to be subject to the limitations and requirements therein as though it were a Lender (it being understood that the documentation required under Section 3.01(g), Section 3.01(h) and Section 3.01(i) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).

(c)                               Replacement of Schedule 2.01. Schedule 2.01 attached to the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached hereto as Annex I and Schedule 2.01 attached hereto as Annex I shall be deemed to be attached as Schedule 2.01 to the Credit Agreement as of the Amendment No. 2 Effective Date.

(d)                             Replacement of Exhibit D.  Exhibit D attached to the Credit Agreement is hereby replaced in its entirety with Exhibit D attached hereto as Annex II and Exhibit D attached hereto as Annex II shall be deemed to be attached as Exhibit D to the Credit Agreement as of the Amendment No. 2 Effective Date.

(e)                               Replacement of Exhibit F.  Exhibit F attached to the Credit Agreement is hereby replaced in its entirety with Exhibit F attached hereto as Annex III and Exhibit D attached hereto as Annex III shall be deemed to be attached as Exhibit F to the Credit Agreement as of the Amendment No. 2 Effective Date.

(f)                                Replacement of Exhibits M-1, M-2, M-3 and M-4.  Exhibits M-1, M-2, M-3 and M-4 attached to the Credit Agreement are hereby replaced in its entirety with Exhibits M-1, M-2, M-3 and M-4 attached hereto as Annex IV and Exhibits M-1, M-2, M-3 and M-4 attached hereto as Annex IV shall be deemed to be attached as Exhibits M-1, M-2, M-3 and M-4 to the Credit Agreement as of the Amendment No. 2 Effective Date.

Section 2.                                Representations and Warranties, No Default.  In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of the Loan Parties represents and warrants to each Lender that:

(a)                               After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; and

(b)                              At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.                                Effectiveness.  Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 2 Effective Date”) that the following conditions have been satisfied:

(i)                                           Consents.  The Administrative Agent shall have received executed signature pages hereto from each Lender;

(ii)                                       Lender Fees. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with each Lender’s Applicable Percentage, a non-refundable upfront fee as separately agreed upon in a fee letter between the Borrower and the Administrative Agent.

(iii)                                   Other Fees and Expenses.  The Borrower shall have paid, to the extent invoiced prior to the Amendment No. 2 Effective Date, all reasonable out-of-pocket expenses of the Administrative Agent in connection with this Amendment and the transaction contemplated hereby (including the reasonable fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent);

(iv)                                   Agent Fee Letter.  The Administrative Agent shall have received the Agent Fee Letter, executed by the Borrower and the Administrative Agent;

(v)                                       Note. The Administrative Agent shall have received a Note executed by Borrower in favor of each Lender requesting a Note in the amount of such Lender’s Commitment as indicated on Schedule 2.01 of the Credit Agreement (as amended hereby);

(vi)                                   Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 2 Effective Date (a) either (i) attaching Organization Documents for such Loan Party or (ii) certifying that the Organization Documents previously delivered to the Administrative Agent by such Loan Party have not been amended and are in full force and effect, (b) attaching the resolutions of such Loan Party’s board of managers, members or equivalent governing body, authorizing the execution, delivery and performance of the Amendment, and certifying that such resolutions are in full force and effect, (c) attaching an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, (d) certifying that after giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date and (e) certifying that at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(vii)                               Good Standing Certificates. The Administrative Agent has received a good standing or active status certificate of each Loan Party in its jurisdiction of incorporation or organization; and

(viii)                           Opinion of Counsel.  The Administrative Agent shall have received an executed legal opinion from Latham & Watkins LLP with respect to this Amendment, such legal opinion to be in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.                                Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission (e.g., “.pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.                                Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF

LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 6.                                Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 7.                                Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 2 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.  Each of the Loan Parties hereby (i) consents to this Amendment, (ii) confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby and (iii) agrees that all security interests granted by it pursuant to any Loan Document shall secure the Credit Agreement as amended by this Amendment.

Section 8.                                Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally agrees that Section 11.14 of the Credit Agreement is incorporated herein mutatis mutandis.

Section 9.                                FATCA Treatment.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 2 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement and any outstanding Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE CONTAINER STORE, INC., as Borrower

By:	/s/ Jodi Taylor
Name:	Jodi Taylor
Title:	Chief Financial Officer

THE CONTAINER STORE GROUP, INC.,
TCS GIFT CARD SERVICES, LLC,
THE CONTAINER STORE SERVICES, LLC,
each as a Guarantor

By:	/s/ Jodi Taylor
Name:	Jodi Taylor
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2 - THE CONTAINER STORE, INC.]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, and
as Lender

By:	/s/ Jon Eckhouse
Name:	Jon Eckhouse
Title:	Authorized Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2 - THE CONTAINER STORE, INC.]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lender

By:	/s/ Lauren Murphy
Name:	Lauren Murphy
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 - THE CONTAINER STORE, INC.]

ANNEX I

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$50,000,000.00	50.00%
Wells Fargo Bank, National Association	$50,000,000.00	50.00%

	$100,000,000.00	100.00%

ANNEX II

Exhibit D

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate:

To:                           JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among THE CONTAINER STORE, INC., a Texas corporation (the “Borrower”), the Guarantors party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned, in his or her capacity as a duly authorized and acting Responsible Officer of Holdings, hereby certifies on behalf of Holdings and each of the other Loan Parties as of the date hereof the following:

1.                                    No Defaults or Events of Default.

[Since                      (the date of the last similar certification), no Default or Event of Default has occurred.]

[A Default or Event of Default has occurred since                      (the date of the last similar certification).  The Loan Parties have taken or propose to take those actions with respect to such Default or Event of Default as described on Appendix I.]

2.                                    Financial Calculations.  Attached hereto as Appendix II are reasonably detailed calculations with respect to (i) the Consolidated Fixed Charge Coverage Ratio (determined for purposes of Section 7.15 of the Credit Agreement) on a trailing four quarter basis, as of the Fiscal Quarter ending                     1 and (ii) the Consolidated Leverage Ratio.

3.                                    Financial Statements.

1                                           To be delivered together with the financial statements of Holdings and its Subsidiaries pursuant to Section 6.01(a), Section 6.01(b) or Section 6.01(c) of the Credit Agreement but tested pursuant to Section 7.15 of the Credit Agreement only during a Covenant Compliance Event.

[Use following paragraph (a) for fiscal year-end financial statements]

(a)                               Attached hereto as Appendix III are the audited financial statements of Holdings and its Subsidiaries required by Section 6.01(a) of the Credit Agreement for the Fiscal Year ending                               , and the related Consolidated statements of income or operations, shareholders’ equity (if available) and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young, LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably satisfactory to the Administrative Agent, which report and opinion has been prepared in accordance with the requirements of Section 6.01(a) of the Credit Agreement.  Also attached hereto as Appendix III are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries and variable interest entities (if any) from such financial statements.

[Use following paragraph (b) for fiscal quarter-end financial statements]

(b)                              Attached hereto as Appendix III are the unaudited financial statements of Holdings and its Subsidiaries required by Section 6.01(b) of the Credit Agreement for the Fiscal Quarter ending                     , and the related Consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of Holdings’ Fiscal Year then ended, all in reasonable detail, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and to the figures as set forth in the projections delivered pursuant to Section 6.01(d).  Also attached hereto as Appendix III are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries and variable interest entities (if any) from such financial statements.

(c)                               The financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter] ending _______________ were prepared in accordance with GAAP and present fairly in all material respects the financial condition, results of operations, shareholders’ equity (if available) and cash flows of Holdings and its Subsidiaries on a Consolidated basis, as of the end of the period(s) covered, subject only to, with respect to the quarterly financial statements, normal year-end adjustments, including, but not limited to, purchase accounting adjustments, and the absence of footnotes.

4.                                    Locations of Collateral.  Attached hereto as Appendix IV is a description of any change in the location of any office in which a Loan Party maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility).

5.                                    Management Discussion.  Attached hereto as Appendix V is a narrative prepared by management of Holdings, in accordance with Section 6.01(e) of the Credit Agreement, with respect to the financial statements delivered herewith.

6.                                    List of Subsidiaries.  Attached hereto as Appendix VI is a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, a duly authorized and acting Responsible Officer of Holdings, on behalf of Holdings and each of the other Loan Parties, has duly executed this Compliance Certificate as of                               , 20    .

THE CONTAINER STORE GROUP, INC.

By:

Name:

Title:

APPENDIX I

The following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.

APPENDIX II

Consolidated Fixed Charge Coverage Ratio

1.                                    Consolidated EBITDA for such Measurement Period:

(a)                               Consolidated Net Income of Holdings and its Restricted Subsidiaries for the most recently completed Measurement Period:

Plus the following, to the extent deducted in calculating Consolidated Net Income for such Measurement Period:

(b)                              Consolidated Interest Charges:

(c)                               provision for Federal, state, local and foreign income taxes:

(d)                             depreciation and amortization expense:

(e)                               non-cash stock compensation paid to officers, directors, employees or consultants:

(f)                                all non-cash losses from Dispositions other than Dispositions of inventory in the ordinary course of business:

(g)                              Transaction Expenses:

(h)                              expenses incurred in connection with the prepayment, amendment, or refinancing of Indebtedness:

(i)                                  non-cash expenses related to LIFO/LCM reserves and non-cash rent:

(j)                                  any non-cash purchase accounting adjustments made in connection with any acquisition permitted by the Credit Agreement:

(k)                              expenses incurred in connection with closed stores, store closings and store relocations in an amount not to exceed $8.0 million in the aggregate in such Measurement Period:

(l)                                  Management Fees:

(m)                          all transactional costs, expenses and charges payable to non-Affiliated third parties and made at the time of, and in connection with, any acquisition (whether or not consummated) in an amount not to exceed $8.0 million in the aggregate during such Measurement Period:

(n)                              any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (including with respect to Indebtedness, a refinancing thereof, whether or not successful), in each case permitted to be incurred or made under the Credit Agreement and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transaction:

(o)                              non-cash losses (minus any non-cash gains) with respect to Swap Contracts:

(p)                              extraordinary, unusual or non-recurring expenses, charges or losses during such period (as determined by the Borrower in good faith, it being understood that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination):

(q)                              pre-opening and grand opening expenses in an amount not to exceed $20.0 million in such Measurement Period:

Minus, the following:

(r)                                 to the extent included in calculating Consolidated Net Income for such Measurement Period, all non-recurring, non-cash items increasing Consolidated Net Income, excluding any non-cash items that result in an accrual of a reserve for cash items in any future period, (in each case of or by Holdings and its Restricted Subsidiaries for such Measurement Period):

(s)                                non-cash gains from Dispositions other than Dispositions of inventory in the ordinary course of business:

(t)                                 Consolidated EBITDA [The sum of Lines 1(a) through 1(q) minus the sum of Lines 1(r) and 1(s)]:

2.                                    Plus for the purposes of Section 7.15 only, Specified Equity Contributions made during such Measurement Period:

3.                                    Minus:

Capital Expenditures made during such Measurement Period:

4.                                    CASH FLOW AVAILABLE FOR FIXED CHARGES

[The sum of Line 1(t) plus Line 2 minus Line 3]:

5.                                    Debt Service Charges for such Measurement Period:

(a)                               Consolidated Interest Charges paid in cash or required to be paid in cash:

Plus

(b)                              principal payments made or required to be made on account of Indebtedness (excluding the (i) Obligations, (ii) any Synthetic Lease Obligations and (iii) any principal payments required to be made with respect to the Term Facility solely as a result of any “excess cash flow” mandatory prepayment requirement under the Term Facility, but including, without limitation, any Capital Lease Obligations):

(c)                               Debt Service Charges [The sum of Lines 5(a) and 5(b)]:

Plus:

6.                                    Aggregate amount of all scheduled mandatory cash payments on Disqualified Equity Interests made of or by Holdings and its Restricted Subsidiaries:

7.                                    FIXED CHARGES [The sum of Line 5 and Line 6]:

8.                                    CONSOLIDATED FIXED CHARGE COVERAGE RATIO [Line 4 divided by Line 7]:

Consolidated Leverage Ratio2

1.                                    Total Debt:

(a)                               The aggregate principal amount of Indebtedness (other than contingent Indebtedness of the type described in clause (b) of the definition of “Indebtedness” and obligations under Swap Contracts permitted by Section 7.02(a) (except to the extent any such Swap Contract has terminated)) of Holdings and its Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a Consolidated basis in accordance with GAAP:

Minus:

(b)                              The aggregate amount of unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries on such date in excess of $5.0 million:

2.                                    Consolidated EBITDA [Line 1(t) above in the calculation of Consolidated Fixed Charge Coverage Ratio]:

3.                                    CONSOLIDATED LEVERAGE RATIO [Line 1 immediately above divided by Line 2 immediately above]:

2  Calculation to be used to determine if any changes in the Commitment Fee Rate are necessary.

ANNEX III

Exhibit F

Form of Assignment and Assumption

Reference is made to the Credit Agreement dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, The Container Store, Inc., a Texas corporation ( “Borrower”), the Guarantors party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, JPMorgan Chase Bank, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties, and the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”).  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                              (the “Assignor”) and                                (the “Assignee”) agree as follows:

l.                The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the date hereof (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Loans (and related Obligations) owing to it) specified in Section 1 of Schedule I hereto.  After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2.            The Assignor:   (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Assumption; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an Assignee who is not a Lender, an Affiliate of a Lender, or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the Assignor subject to this Assignment and Assumption, is not less than $1.0 million (and in integral multiples of $1.0 million in excess thereof), and after giving effect thereto, the Assignor shall hold a Commitment of at least $1.0 million, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

3.            The Assignee:   (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (f) if it is a Fee Recipient, confirms that it is a Permitted Investor, and attached hereto is the documentation it is required to deliver pursuant to the terms of the Credit Agreement, duly completed and executed by such Permitted Investor, (g) agrees that, if the Assignee is a Foreign Lender entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the applicable Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under the Credit Agreement or under any other Loan Document, it shall deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable:  (i) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (as applicable), claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a U.S. Tax Certificate in the form of Exhibit M-1, Exhibit M-2, Exhibit M-3 or Exhibit M-4 to the Credit Agreement (the “U.S. Tax Certificates”) and (B) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable), (iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), Internal Revenue Service Form W-8IMY, accompanied by an Internal Revenue Service Form W-8ECI, W-8BEN or W-8BEN-E (as applicable), U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9 or Form W-8IMY from each beneficial owner, as applicable, or (v) any other form prescribed by applicable Law as a basis for claiming exemption from, or a reduction in, United States federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and (h) represents and warrants that it is an Eligible Assignee.

4.            Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee in the amount of $3,500 (unless such fee has been waived by the Administrative Agent in its sole discretion), to the Administrative Agent for acceptance and recording by the Administrative Agent.  The effective date of this Assignment and Assumption shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule I hereto (the “Effective Date”).

5.            Upon such acceptance and recording by the Administrative Agent and, to the extent required by Section 11.06(b)(iii) of the Credit Agreement, consent by the Administrative Agent, the Borrower, the L/C Issuer, and/or the Swing Line Lender, as applicable (such consent not to be unreasonably withheld or delayed), from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Assumption, shall have the rights and obligations of a Lender under the Credit Agreement, and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Assumption, be released from its obligations under the Credit Agreement.

6.            Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7.            This Assignment and Assumption shall be governed by, and be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):
[Address]

Acknowledged and, to the extent required by Section 11.06(b)(i)(B) or Section 11.06(b)(iii) of the Credit Agreement, consented to, this                      day of                     .

ADMINISTRATIVE AGENT:
JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Acknowledged and, to the extent required by Section 11.06(b)(i)(B) or Section 11.06(b)(iii) of the Credit Agreement, consented to, this                      day of                     .

BORROWER:
THE CONTAINER STORE, INC.[3]

By:
Name:
Title:

3  Include as required by the Credit Agreement.

Acknowledged and, to the extent required by Section 11.06(b)(i)(B) or Section 11.06(b)(iii) of the Credit Agreement, consented to, this                      day of                     .

SWING LINE LENDER:
JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Acknowledged and, to the extent required by Section 11.06(b)(i)(B) or Section 11.06(b)(iii) of the Credit Agreement, consented to, this                      day of                     .

L/C ISSUER
JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Schedule I

to

Assignment and Assumption

Section 1.	Percentage/Amount of Commitments/Loans/Letters of Credit Assigned by Assignor to Assignee.

Applicable Percentage assigned by Assignor:		%

Commitment assigned by Assignor:		$

Aggregate Outstanding Principal Amount of Loans assigned by Assignor:		$

Aggregate Participations assigned by Assignor in L/C Obligations:		$

Section 2.	Percentage/Amount of Commitments/Loans/Letters of Credit Held by Assignor and Assignee after giving effect to Assignment and Assumption.

Assignor’s Applicable Percentage:		%

Assignee’s Applicable Percentage:		%

Assignor’s Commitment:		$

Assignee’s Commitment:		$

Aggregate Outstanding Principal Amount of Loans Owing to Assignor:		$

Aggregate Outstanding Principal Amount of Loans Owing to Assignee:		$

Aggregate Participations by Assignor in L/C Obligations:		$

Aggregate Participations by Assignee in L/C Obligations:		$

Section 3.	Effective Date:

ANNEX IV

Exhibit M-1

[Form of] U.S. Tax Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, among others, THE CONTAINER STORE, INC., a Texas corporation (“Borrower”), the Guarantors party thereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A. as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties.

Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-United States person status on Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: _________, 20[ ]

Exhibit M-2

[Form of] U.S. Tax Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, among others, THE CONTAINER STORE, INC., a Texas corporation (“Borrower”), the Guarantors party thereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A. as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties.

Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect applicable partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect applicable partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect applicable partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871-(h)(3)(B) of the Code, and (v) none of its direct or indirect applicable partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: _________, 20[ ]

Exhibit M-3

[Form of] U.S. Tax Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, among others, THE CONTAINER STORE, INC., a Texas corporation (“Borrower”), the Guarantors party thereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A. as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties.

Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-United States person status on Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _________, 20[ ]

Exhibit M-4

[Form of] U.S. Tax Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, among others, THE CONTAINER STORE, INC., a Texas corporation (“Borrower”), the Guarantors party thereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A. as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties.

Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect applicable partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect applicable partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect applicable partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect applicable partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _________, 20[ ]